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                     AMENDMENT NO. 2 TO THE RIGHTS AGREEMENT


     AMENDMENT NO. 2 TO THE RIGHTS AGREEMENT ("Amendment No. 2"), dated November 11, 1999, by and between CORECOMM LIMITED, a Bermuda corporation (the "Company"), and CONTINENTAL STOCK TRANSFER & TRUST COMPANY, a New York corporation, as Rights Agent ( the "Rights Agent"). This Amendment No. 2 amends the Rights Agreement (the "Rights Agreement"), dated August 18, 1998, as amended pursuant to Amendment No. 1 to the Rights Agreement ("Amendment No. 1"), dated January 20, 1999, in each case, by and between the Company and the Rights Agent. Capitalized terms used in this Amendment No. 2 without definition shall have the meanings given to them in the Rights Agreement.

     Whereas, the Company and the Rights Agent entered into the Rights Agreement specifying the terms of the Rights;

     Whereas, Section 27 of the Rights Agreement provides, among other things, that the Company may, prior to the Distribution Date, and the Rights Agent shall if the Company so directs, supplement or amend any provision of the Rights Agreement without the approval of any holder of the Rights in accordance with the provisions of Section 27 of the Rights Agreement; and

     Whereas, the Board of Directors of the Company has determined that it is in the best interests of the Company and its stockholders, to amend the Rights Agreement as set forth herein.

     In consideration of the premises and the mutual agreements set forth herein and in the Rights Agreement, the parties hereto, intending to be legally bound hereby, agree as follows:

     1. Notwithstanding the inclusion of the last sentence of Section 1(a) of the Rights Agreement pursuant to Amendment No. 1, Section 1(a) of the Rights Agreement is amended to replace each reference to "15%" in the definition of "Acquiring Person" with "18%" in each instance where it appears in such section.

     2. Section 3(a) of the Rights Agreement is amended to replace the reference to "15%" with "18%" where it appears in such section.

     3. Section 11(a)(ii) of the Rights Agreement is amended to replace each reference to "15%" with "18%" in each instance where it appears in such subsection.

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     4. The term "Agreement" as used in the Rights Agreement shall be deemed to refer to the Rights Agreement as amended pursuant to Amendment No. 1 and this Amendment No. 2.

     5. This Amendment No. 2 shall be deemed to be a contract made under the laws of the State of Delaware and for all purposes shall be governed by and construed in accordance with the laws of such State applicable to contracts made and to be performed entirely within such State.

     6. This Amendment No. 2 shall be effective as of the date first above written and, except as set forth herein, the Rights Agreement shall remain in full force and effect and shall be otherwise unaffected hereby. In the event of any conflict or inconsistency between the provisions of this Amendment No. 2 on the one hand and the Rights Agreement and Amendment No. 1 on the other hand, with respect to matters set forth herein, the provisions of this Amendment No. 2 shall govern.

     7. This Amendment may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same agreement.


     IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 2 to be executed by their respective officers thereunto duly authorized, all as of the date first above written.


ATTEST:                                     CORECOMM LIMITED


By: /s/ Richard J. Lubasch                  By: /s/ George S. Blumenthal
   --------------------------                  -----------------------------
   Name: Richard J. Lubasch                    Name: George S. Blumenthal
   Title: Senior Vice President-               Title: Chairman of the Board
          General Counsel


ATTEST:                                     CONTINENTAL STOCK TRANSFER
                                                     & TRUST COMPANY


By: /s/ Michael J. Nelson                   By: /s/ Steven Nelson
   --------------------------                  -----------------------------
   Name: Michael J. Nelson                     Name: Steven Nelson
   Title: President                            Title: Chairman

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